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EXHIBIT 21   SUBSIDIARIES OF WATSON WYATT & COMPANY

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                             WATSON WYATT & COMPANY
                                  SUBSIDIARIES

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                                                             JURISDICTION OF         NAME(S) UNDER WHICH SUCH
                                                             ---------------         ------------------------
SUBSIDIARY NAME                                              INCORPORATION/         SUBSIDIARY DOES BUSINESS
                                                             ---------------        -------------------------
                                                              ORGANIZATION               (IF DIFFERENT)*
                                                             ---------------         ------------------------
Watson Wyatt Argentina S.A.                                   Argentina
Watson Wyatt Australia Pty Ltd                                Australia
Wycomp Pty Ltd                                                Australia
Watson Wyatt S.A.                                             Belgium
G&H Consulting Acutaries B.V.                                 Belgium
Watson Wyatt Brasil Ltda.                                     Brazil
Watson Wyatt Company Limited                                  Canada
Watson Wyatt Consultancy (Shanghai) Ltd.                      China
Watson Wyatt Colombia S.A.                                    Colombia
Watson Wyatt S.A.R.L.                                         France
Watson Wyatt GmbH                                             Germany
Wyatt Bode Grabner GmbH                                       Germany
Watson Wyatt International Pension Trustees Ltd.              Guernsey, Channel Islands
Watson Wyatt Hong Kong Limited                                Hong Kong
Watson Wyatt Systems Ltd.                                     Hong Kong
Watson Wyatt India Private Limited                            India
P.T. Watson Wyatt Purbajaga                                   Indonesia
Watson Wyatt ISSO s.r.l.                                      Italy
Watson Wyatt K.K.                                             Japan
Watson Wyatt (Malaysia) Sdn. Bhd.                             Malaysia
Watson Wyatt Holdings (Mauritius) Limited                     Mauritius
Wyatt Internacional, S.A. de C.V.                             Mexico
Watson Wyatt Mexico, S.A. de C.V.                             Mexico
Watson Wyatt B.V.                                             Netherlands
Watson Wyatt European Region B.V.                             Netherlands
Watson Wyatt New Zealand Limited                              New Zealand
Retirement Planning Seminars (NZ) Limited                     New Zealand
Retirement Trustees NZ Limited                                New Zealand
Watson Wyatt Philippines, Inc.                                Philippines
Watson Wyatt Puerto Rico, Inc.                                Puerto Rico
Watson Wyatt Singapore Pte. Ltd.                              Singapore
Watson Wyatt de Espana, S.A.                                  Spain
Watson Wyatt A.B.                                             Sweden
Watson Wyatt AG                                               Switzerland
Watson Wyatt (Thailand) Ltd.                                  Thailand
Graham & Company Limited                                      U.K.
PCL (1991) Limited                                            U.K.
PCL Limited                                                   U.K.
The Wyatt Company (UK) Limited                                U.K.
The Wyatt Company Holdings Limited                            U.K.
Watson Wyatt Holdings (Europe) Limited                        U.K.
Watson Wyatt Limited                                          U.K.
Wyatt Financial Services Limited                              U.K.
Wyatt Pension Plan Trustee Limited                            U.K.

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
Watson Wyatt Investment Consulting, Inc.                      U.S. Delaware
WW Merger Subsidiary, Inc.                                    U.S. Delaware
Watson Wyatt & Company Holdings                               U.S. Delaware
Wyatt Data Services, Inc.                                     U.S. Delaware
Watson Wyatt International, Inc.                              U.S. Nevada
Watson Wyatt & Company II                                     U.S. Nevada

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         *All of these subsidiaries do business under their own name or under the name Watson Wyatt Worldwide.